Exhibit 99.1

                   CB&I Reports Second Quarter 2006 Results;
                 Revenue Increases 36%; Operating Income up 73%

    THE WOODLANDS, Texas--(BUSINESS WIRE)--Aug. 9, 2006--CB&I (NYSE:CBI) today reported net income of $32.6 million or $0.33 per diluted share for the second quarter ended June 30, 2006, compared with $14.9 million or $0.15 per diluted share for the comparable period in 2005.
    "Our second quarter results were driven by the solid performance of our project backlog, which continues to grow substantially as we maximize the opportunities in our end markets," said Philip K. Asherman, CB&I's President and CEO. "Demand for our services in the energy sector is strong, and we are extremely pleased with the confidence demonstrated by our customer base in new awards this year, which through July exceed $2.5 billion, including the recently announced Golden Pass LNG import terminal project near Sabine Pass, Texas. Our relentless focus on solid operating performance, as well as the continuing capital spending on global energy infrastructure, enable us to reaffirm our previously stated guidance for the year."

    Highlights of the Company's second quarter 2006 results include:

    -- New Awards -- New awards increased 16% to $636.8 million, compared with $550.5 million in the second quarter of 2005. Awards during the quarter included an oil sands project in Canada, a hydrogen plant in the United States, and storage projects in North America and the Middle East.

    -- Revenue -- Revenue increased 36% to $744.2 million from $548.8 million in the second quarter of 2005, with growth reported in each geographic segment. Revenue increased 14% in North America due mainly to a larger volume of process- related work in the United States. Revenue in the Europe, Africa, Middle East segment more than doubled due primarily to progress on LNG work in the United Kingdom and storage projects in the Middle East. Asia Pacific reported a 20% increase due mainly to progress on LNG work in China. Revenue in the Central and South America segment increased 51% due to a larger volume of work in much of the region, despite lower activity in Venezuela.

    -- Income from Operations -- Income from operations increased 73% to $43.4 million, compared with $25.1 million in the corresponding year-earlier period. Operating income grew as a result of improved operating margins and increased revenue.

    -- Cash and Cash Equivalents -- CB&I ended the quarter with cash and cash equivalents of $457.3 million, compared with $334.0 million at Dec. 31, 2005.

    -- Stock Repurchase -- During the first six months of 2006, CB&I repurchased $29.1 million or 1.3 million shares of its common stock at an average price of $22.68 per share.

    Any statements made in this release that are not based on historical fact are forward-looking statements and represent management's best judgment as to what may occur in the future. The actual outcome and results are not guaranteed, are subject to risks, uncertainties and assumptions, and may differ materially from those expressed or implied by any forward- looking statements. A variety of factors could cause business conditions and results to differ materially from what is contained in the forward-looking statements including, but not limited to, the Company's ability to realize cost savings from its expected execution performance of contracts; the uncertain timing and funding of new contract awards, and project cancellations and operating risks; cost overruns on fixed price, target price or similar contracts; risks associated with percentage-of-completion accounting; the Company's ability to settle or negotiate unapproved change orders and claims; changes in the costs or availability of, or delivery schedule for, components, materials, labor or subcontractors; weather conditions that may affect performance and timeliness of completion, which could lead to increased costs and adversely affect the costs or availability of, or delivery schedule for, components, materials, labor or subcontractors; increased competition; fluctuating revenue resulting from a number of factors, including the cyclical nature of the individual markets in which the Company's customers operate; lower than expected activity in the hydrocarbon industry, demand from which is the largest component of the Company's revenue; lower than expected growth in the Company's primary end markets, including but not limited to LNG and clean fuels; risks inherent in the Company's acquisition strategy and its ability to obtain financing for proposed acquisitions; the Company's ability to integrate and successfully operate acquired businesses and the risks associated with those businesses; adverse outcomes of pending claims or litigation or the possibility of new claims or litigation, including but not limited to pending securities class action litigation, and the potential effect on the Company's business, financial condition and results of operations; the ultimate outcome or effect of the pending Federal Trade Commission order on the Company's business, financial condition and results of operations; two previously identified material weaknesses in the Company's internal control over financial reporting that could adversely affect the Company's ability to report its financial condition and results of operations accurately and on a timely basis; lack of necessary liquidity to finance expenditures prior to the receipt of payment for the performance of contracts and to provide bid and performance bonds and letters of credit securing the Company's obligations under its bids and contracts; proposed and actual revisions to U.S. and non-U.S. tax laws, and interpretation of said laws, and U.S. tax treaties with non-U.S. countries (including The Netherlands), that seek to increase income taxes payable; political and economic conditions including, but not limited to, war, conflict or civil or economic unrest in countries in which the Company operates; and a downturn or disruption in the economy in general. Additional factors which could cause actual results to differ materially from such forward-looking statements are described under "Risk Factors" as set forth in the Company's Form 10-K filed with the SEC for the year ended Dec. 31, 2005. The Company does not undertake to update any forward-looking statements contained herein, whether as a result of new information, future events or otherwise.

    ABOUT CB&I

    CB&I executes on average more than 700 projects each year and is one of the world's leading engineering, procurement and construction
(EPC) companies, specializing in projects for customers that produce, process, store and distribute the world's natural resources. With more than 60 locations and approximately 10,000 employees throughout the world, CB&I capitalizes on its global expertise and local knowledge to safely and reliably deliver projects virtually anywhere. Information about CB&I is available at www.CBI.com.

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       CHICAGO BRIDGE & IRON COMPANY N.V. AND SUBSIDIARIES
                CONSOLIDATED STATEMENTS OF INCOME
              (in thousands, except per share data)

                          Three Months             Six Months
                         Ended June 30,          Ended June 30,
                               Restated                Restated
                         2006      2005        2006        2005

Revenue              $744,187  $548,775  $1,390,783  $1,027,558
Cost of revenue       670,469   496,621   1,257,865     924,541
                      -------   -------   ---------   ---------
  Gross profit         73,718    52,154     132,918     103,017
  % of Revenue            9.9%      9.5%        9.6%       10.0%
Selling and
 administrative
 expenses              29,533    28,262      68,482      53,779
  % of Revenue            4.0%     5.2%        4.9%        5.2%
Intangibles
 amortization           1,134       386       1,311         772
Other operating
 income, net             (344)   (1,631)       (434)     (1,733)
                      -------   -------   ---------   ---------
 Income from
  operations           43,395    25,137      63,559      50,199
 % of Revenue            5.8%      4.6%        4.6%        4.9%
Interest expense       (2,324)   (2,681)     (4,713)     (4,913)
Interest income         4,138     1,439       6,988       2,804
                      -------   -------   ---------   ---------
 Income before
  taxes and
  minority interest    45,209    23,895      65,834      48,090

Income tax expense    (11,307)   (8,016)    (17,775)    (16,121)
                      -------   -------   ---------   ---------
 Income before
  minority interest    33,902    15,879      48,059      31,969

Minority interest in
 income                (1,284)     (934)     (2,105)     (1,274)
                      -------   -------   ---------   ---------
  Net income         $ 32,618  $ 14,945  $   45,954  $   30,695
                      =======   =======   =========   =========

Net income per share
 Basic               $   0.34  $   0.15  $     0.47  $     0.32
 Diluted             $   0.33  $   0.15  $     0.46  $     0.31

Weighted average shares
 outstanding
  Basic                97,216    97,582      97,302      97,347
  Diluted              98,967    99,894      99,115      99,932

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       CHICAGO BRIDGE & IRON COMPANY N.V. AND SUBSIDIARIES
                      SEGMENT INFORMATION
                         (in thousands)

                                 Three Months Ended
                             June 30,           June 30,
                                2006               2005

NEW AWARDS(a)                          % of               % of
                                      Total              Total

North America             $  446,937    70%  $  309,296    56%
Europe/Africa/Middle East    128,299    20%      80,032    15%
Asia Pacific                  35,151     6%     123,965    22%
Central & South America       26,453     4%      37,189     7%
                             -------            -------
  Total                   $  636,840         $  550,482
                             =======            =======

                                 Three Months Ended
                                               Restated
                             June 30,           June 30,
                                2006               2005

REVENUE                                % of               % of
                                      Total              Total

North America             $  407,475    55%  $  356,996    65%
Europe/Africa/Middle East    245,810    33%     121,272    22%
Asia Pacific                  61,621     8%      51,179     9%
Central & South America       29,281     4%      19,328     4%
                             -------            -------
  Total                   $  744,187         $  548,775
                             =======            =======

INCOME FROM OPERATIONS                 % of               % of
                                     Revenue            Revenue

North America             $   21,233    5.2% $   18,791    5.3%
Europe/Africa/Middle East     13,139    5.3%      3,263    2.7%
Asia Pacific                   5,864    9.5%        788    1.5%
Central & South America        3,159   10.8%      2,295   11.9%
                             -------            -------
  Total                   $   43,395    5.8% $   25,137    4.6%
                             =======            =======


                                   Six Months Ended
                             June 30,           June 30,
                                2006               2005

NEW AWARDS(a)                          % of               % of
                                      Total              Total

North America             $1,051,668    70%  $  779,523    40%
Europe/Africa/Middle East    315,966    21%     917,495    47%
Asia Pacific                  69,410     4%     194,742    10%
Central & South America       72,210     5%      65,086     3%
                           ---------          ---------
  Total                   $1,509,254         $1,956,846
                           =========          =========

                                   Six Months Ended
                                               Restated
                             June 30,           June 30,
                                2006               2005

REVENUE                                % of               % of
                                      Total              Total

North America             $  765,707    55%  $  660,200    64%
Europe/Africa/Middle East    459,689    33%     241,819    23%
Asia Pacific                 109,332     8%      88,915     9%
Central & South America       56,055     4%      36,624     4%
                           ---------          ---------
  Total                   $1,390,783         $1,027,558
                           =========          =========

INCOME FROM OPERATIONS                 % of               % of
                                     Revenue            Revenue

North America             $   24,363    3.2% $   40,676    6.2%
Europe/Africa/Middle East     29,106    6.3%      3,950    1.6%
Asia Pacific                   6,308    5.8%      2,726    3.1%
Central & South America        3,782    6.7%      2,847    7.8%
                           ---------          ---------
  Total                   $   63,559    4.6% $   50,199    4.9%
                           =========          =========

(a) New awards represent the value of new project commitments received by the Company during a given period. These commitments are included in backlog until work is performed and revenue is recognized or until cancellation. Backlog may also fluctuate with currency movements.
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       CHICAGO BRIDGE & IRON COMPANY N.V. AND SUBSIDIARIES
              CONDENSED CONSOLIDATED BALANCE SHEETS
                         (in thousands)

                                        June 30,       Dec. 31,
                                           2006           2005

ASSETS

Current assets                       $1,161,987     $  950,603
Property and equipment, net             167,828        137,718
Goodwill and other intangibles, net     256,571        257,991
Other non-current assets                 37,539         31,507
                                      ---------      ---------

  Total assets                       $1,623,925     $1,377,819
                                      =========      =========

LIABILITIES, REDEEMABLE COMMON
 STOCK AND SHAREHOLDERS' EQUITY

Current liabilities                  $  955,713     $  758,643
Long-term debt                           25,000         25,000
Other non-current liabilities           110,689        110,508
Redeemable common stock                  38,249             --
Shareholders' equity                    494,274        483,668
                                      ---------      ---------

  Total liabilities, redeemable
  common stock and shareholders'
  equity                             $1,623,925     $1,377,819
                                      =========      =========

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       CHICAGO BRIDGE & IRON COMPANY N.V. AND SUBSIDIARIES
         CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                    AND OTHER FINANCIAL DATA
                         (in thousands)

                                               Six Months
                                              Ended June 30,
                                           2006           2005
CASH FLOWS

Cash flows from operating activities  $ 202,650      $   3,370
Cash flows from investing activities    (64,054)       (12,031)
Cash flows from financing activities    (15,284)        (6,813)
                                        -------        -------

Increase/(decrease) in cash and
  cash equivalents                      123,312        (15,474)
Cash and cash equivalents,
  beginning of the year                 333,990        236,390
                                        -------        -------
Cash and cash equivalents,
  end of the period                   $ 457,302      $ 220,916
                                        =======        =======

OTHER FINANCIAL DATA

Depreciation and amortization expense $  13,860      $   9,854
Capital expenditures                  $  43,166      $  14,196

Increase in receivables, net          $ (80,387)     $ (64,891)
Decrease in contracts in progress,
  net                                   229,254          6,748
Increase in non-current
  contract retentions                    (6,882)        (1,377)
Increase in accounts payable             21,800         13,041
                                        -------        -------
  Change                              $ 163,785      $ (46,479)
                                        =======        =======

    CONTACT: CB&I
             Media: Bruce Steimle, +1 832 513 1111
             or
             Analysts: Marty Spake, +1 832 513 1245